Exhibit 99.1

Gulf Resources Corrects its Prior Announcement of the Opening of the Subdivision of Factory #1

SHOUGUANG, China, Aug. 09, 2019 (GLOBE NEWSWIRE) -- On April 2 and April 11, 2019, Gulf Resources, Inc. (NASDAQ: GURE) ("Gulf Resources" or the "Company"), inadvertently announced that Subdivision of Factory #1 was approved to re-open and begun operation respectively.  This announcement should have reflected that Factory #1 was back online and begun production.  Factory #1 is one of the primary drivers of operations for Company in the area and has (i) 6,442 acres, compared to 0.79 acres used by the Subdivision of Factory #1, and (ii) annual capacity of 6,681 tonnes, compared to the 3,186 tonnes of annual capacity that the Subdivision of Factory #1 has. The Company is issuing this press release to correct the prior announcement.

The Subdivision of Factory #1 utilizes the resources of the land of Factory #1, however as of today’s date, it has not yet re-opened. The Company believes it will receive approval to begin production at this factory in the relatively near future. Below are details about each factory.

Property	Factory No. 1 – Haoyuan General Factory
Area	6,442 acres
Annual Production	up to 6,681 tonnes
Date of Acquisition	February 5, 2007
Land Use Rights Lease Term	Fifty Years
Land Use Rights Expiration Date	2054 (for mining areas only)
The number of remaining years to expiration of the of the land lease as of December 31, 2018	35.25 Years
Prior fees paid for land use rights	RMB8.6 million

Annual Rent	RMB186,633
Mining Permit No.:	C3707002009056220022340
Date of Permission:	July 2018, subject to renewal per three years
Period of Permission:	Three year

Property	Factory No. 1 Subdivision/Branch – State-owned Shouguang Qinshuibo Farm
Area	0.79 acres
Annual Production	up to 3,186 tonnes
Date of Factory lease	January 1, 2011
Factory Lease Term	Twenty Years
Factory lease Expiration Date	2030
The number of remaining years to expiration of the of the factory lease as of December 31, 2018	12.0 Years
Prior Fees Paid for Land Use Rights	Not applicable
Annual Rent	RMB5,000,000
Mining Permit No.:	Under application

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web:	http://www.gulfresourcesinc.com
Director of Investor Relations
Helen Xu (Haiyan Xu)
beishengrong@vip.163.com